EXHIBIT 99.2

4th Quarter 2006 Earnings Conference Call February 27, 2007

Forward-Looking Statements This presentation may include "forward-looking" statements that are generally identifiable through our use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project" and similar expressions and include any statements that we make regarding our earnings expectations. The forward-looking statements speak only as of the date of this presentation, and we undertake no obligation to update or revise such statements to reflect new information or events as they occur. Our actual future results may differ materially due to a variety of factors, including changes in the level of offshore exploration, development and production activity in the oil and natural gas industry, our inability to obtain contracts with favorable pricing terms if there is a downturn on our business cycle, intense competition in our industry, the operational risks inherent in our business, risks associated with our relationship with Helix Energy Solutions Group, Inc., our controlling stockholder, and other risks detailed in our Registration Statement on Form S-1 that was declared effective by the Securities and Exchange Commission on December 14, 2006.

Presentation Outline Summary of 2006 Results Financial and Operational Highlights 2007 Earnings Guidance Questions and Answers Reconciliation of Non GAAP Financial Measures Quinn J. Hebert President & Chief Executive Officer Scott T. Naughton Chief Operating Officer G. Kregg Lunsford Chief Financial Officer

Summary of Results Note 1: See Reconciliation of Non-GAAP Financial Measures beginning on page 21 in this presentation

Summary of Results- Key Statistics Note 1: Includes activity for only November and December 2005 Note 2: Average vessel utilization does not reflect acquired vessels prior to their in-service dates, vessels in dry docking, vessels taken out of service for upgrades or prior to their disposition and vessels jointly owned by a third party.

Earnings Growth

EBITDA Growth (1) Note 1: See Reconciliation of Non-GAAP Financial Measures beginning on page 21 in this presentation

Capitalization <root/> <root/> Note 1: Common Stock, $.01 par value; 240,000,000 shares authorized, 84,298,012 shares issued in 2006 Note 2: See Reconciliation of Non-GAAP Financial Measures beginning on page 21 in this presentation Note 3: Calculated as total debt less cash divided by stockholders' equity plus debt less cash

Financial Highlights 4Q 2006 revenues increased by 41% compared to 4Q 2005 while 2006 annual revenues increased 127% compared to 2005 primarily as a result of the Torch and Acergy acquisitions in the third and fourth quarters of 2005 and improved market demand. 4Q 2006 gross profit margins increased to 39% from 34% in 4Q 2005 while 2006 annual margins increased to 44% from 32% in 2005 primarily due to the reasons described above. 4Q 2006 net income increased by $8.5 million while 2006 annual net income increased by $81.7 million over 4Q 2005 and the full year 2005, respectively, for the reasons described above.

Operational Highlights Successfully consolidated three headquarters and six operations bases into one headquarters and two operations bases. Completed first full year of conventional pipelay/pipe burial services in the US GOM. DP DSV Kestrel commenced US GOM operations following the installation of a rebuilt 150 ton crane.

Operational Highlights Commissioned 2 four point vessels to return to service (Dancer and Midnight Star). Awarded two long term hurricane remediation projects, including the largest dive support contract in our history. Expanded internationally through Fraser acquisition and finished 2006 with company wide international revenues totaling $70.4 million.

Vessel Listing DP/Anchor Saturation Diving Moored DP/Anchor Surface Diving Moored DP/Anchor Pipelay Moored Note 1: SAT conversion expected in mid 2007

2007 Earnings Guidance

Cal Dive's Growth Strategy Expand leadership in the Gulf of Mexico, which remains the most active offshore market in the world Replicate GOM success in high-growth international offshore markets Maintain a premier diving fleet through our capital program Execution Growth Gulf Of Mexico Leadership International Expansion Vessel Upgrades Achieve Market Leadership in Most Attractive Offshore Regions

MAINTAIN GOM LEADERSHIP EXPAND INTERNATIONALLY DISCIPLINED COST STRUCTURE CONTRACT OPTIMIZATION FINANCIAL FLEXIBILITY SKILLED PERSONNEL Strategic Overview and Rationale Enhance operating capabilities through vessel upgrades and acquisitions of complementary assets Gulf of Mexico remains the world's most active offshore market Leverage our GOM relationships and operating capabilities to expand internationally International regions offer tremendous growth potential Continue investing in career and technical development programs Development and retention of skilled marine personnel is crucial to continued growth Maintain disciplined cost structure and identify new opportunities to reduce costs Enhances profitability and allows us to withstand industry downturns Optimize mix of dayrate and qualified turnkey contracts Diversifies revenue while maximizing profitability in a given business environment Achieve a conservative capital structure so we may continue to pursue attractive growth initiatives and mitigate financial risk

Specific Strategic Initiatives Crane installation on DP SAT vessel Eclipse Complete construction of new portable SAT diving system for international deployment Win additional international diving services contracts Conversion of Midnight Star to a SAT diving vessel

2007 Earnings Guidance-Key Variables Note 1: See Reconciliation of Non-GAAP Financial Measures beginning on page 22 in this presentation

2007 Earnings Guidance-Key Statistics Note 1: Average vessel utilization does not reflect acquired vessels prior to their in-service dates, vessels in dry docking, vessels taken out of service for upgrades or prior to their disposition and vessels jointly owned by a third party.

2007 Regulatory Dry Docks and Upgrades Est. Days Out Vessel Type of Service

Reconciliation of Non-GAAP Financial Measures In addition to net income, we evaluate our financial performance based on other factors, one primary measure of which is earnings before net interest expense, taxes, depreciation and amortization, which we refer to as EBITDA. We use EBITDA as a measure of the operational strengths and performance of our business and not as a measure of liquidity. However, a limitation of the use of EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Accordingly, EBITDA should be considered in addition to, and not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among companies; thus, EBITDA as presented below may not be comparable to similarly titled measures of other companies. We believe EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because: it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization of our vessels) from our operating results. Our management uses EBITDA: as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results; in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; to assess compliance with financial ratios and covenants that will be included in our revolving credit facility; and in communications with lenders, rating agencies and others, concerning our financial performance. The following tables present a reconciliation of EBITDA to net income, which is the most directly comparable GAAP financial measure of our operating results.

Reconciliation of Non-GAAP Financial Measures Note 1: Relates to Helix restricted stock or stock options granted to CDI employees prior to the Initial Public Offering

Reconciliation of Non-GAAP Financial Measures